UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SUPPLEMENT TO
2017 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT,
DATED MARCH 20, 2017
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2017

Barnes Group Inc. (“Company”) files this supplement to update information included in its proxy statement, dated March 20, 2017 (“Proxy Statement”). The Company commenced distribution of the Proxy Statement to stockholders on March 21, 2017.

Director nominee Mr. Thomas Hook resigned from the position of President and Chief Executive Officer of Integer Holdings Corporation following the distribution of the Proxy Statement.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent the information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.

Voting Matters

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.